Rule 10f-3 Transaction Exhibit
Nuveen Multistate Trust III
Nuveen North Carolina Municipal Bond Fund
FILE #811-07943
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
5/7/08
North Carolina Municipal Power Agency Number 1 Catawba Revenue Bonds
$430,975,000.00
$2,104,720.00
Morgan & Stanley Co. Incorporated
First Southwest Company
UBS Securities LLC
Wachovia Bank, National Association
Goldman, Sachs & Co,
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated